Exhibit 99.1

September 16, 2010

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President & CEO at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of twelve cents per share payable November 1, 2010 to shareholders of record as of October 15, 2010.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.